SCHEDULE II

			           INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

						SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SEQUA CORP PFD

           GABELLI FUNDS, LLC.
               GABELLI EQUITY INCOME FUND
                      12/14/04            4,500            96.7667
                      12/13/04            1,600            93.3571
               GABELLI CONVERTIBLE FUND
                      12/13/04              500            93.3571

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.